Exhibit No. 99.2     Schedule No. 1 for the Master Lease Agreement between
                     RBS Lombard Inc. and The Pep Boys - Manny, Moe & Jack dated October 18, 2004.


                                        SCHEDULE NO. 1
                                 DATED AS OF OCTOBER 18, 2004
                                   TO MASTER LEASE AGREEMENT
                                 DATED AS OF OCTOBER 18, 2004


THIS SCHEDULE NO. 1 dated as of October 18, 2004 (this "Schedule") among THE PEP BOYS"MANNY, MOE & JACK, a Pennsylvania corporation (together with its successors and assigns, "Pep Boys"), THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation (together with its successors and assigns, "Pep Boys of California"), PEP BOYS " MANNY, MOE & JACK OF PUERTO RICO, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Puerto Rico"), and PEP BOYS " MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Delaware"; Pep Boys, Pep Boys of California, Pep Boys of Puerto Rico and Pep Boys of Delaware are referred to herein jointly and severally as "Lessee"), and RBS LOMBARD, INC., a New York corporation (together with its successors and assigns, "Lessor") is executed pursuant to the Master Lease Agreement dated as of October 18, 2004 (the "Master Lease"), between Lessee and Lessor. All of the provisions of the Master Lease are incorporated herein by reference. Certain capitalized terms are defined in Section 10 below, and capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Master Lease. To the extent the provisions of the Master Lease conflict with the provisions of this Schedule, the provisions of this Schedule shall control.

 1. Lease; Equipment. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the equipment and other property described in the attached Exhibit A and each Supplement (together with all accessories, attachments, parts, repairs, additions, upgrades and accessions thereto and all replacements and substitutions therefor, the "Equipment"), which are incorporated herein by this reference. All Equipment is subject to Lessor's review and approval prior to making any progress payment pursuant to the Progress Payment Rider (as defined below) or entering any Supplement. The aggregate original equipment cost (the "Original Equipment Cost") for all of the Equipment subject to this Schedule shall not exceed $35,000,000, the aggregate amount of all Soft Costs shall not exceed 20% of the aggregate Original Equipment Cost for all Equipment and the aggregate Original Equipment Cost for any audio/video hardware, plasma display, catalog kiosks and UPS replacements shall not exceed $9,000,000. The aggregate Original Equipment Cost for all Equipment identified in a Supplement (an "Equipment Group") and the Original Equipment Cost for all Equipment at a location are as specified in the related Supplement.

 2. Equipment Location. Lessee hereby certifies that the description of the Equipment set forth in the attached Exhibit A is accurate, complete and reasonably identifies the Equipment for UCC purposes. Such Equipment shall be located at the locations set forth in the related Supplement. On the first Business Day of each calendar quarter, Lessee shall deliver to Lessor a report, in form and substance acceptable to Lessor, describing any change in the location of any item of Equipment.

 3. Term. The Term with respect to an item of the Equipment covered by this Schedule shall commence on the earlier of (a) the date that Lessor makes a progress payment with respect to such Equipment pursuant to the Progress Payment Rider dated as of the date hereof (the "Progress Payment Rider") between Lessee and Lessor or (b) the date of the Certificate of Acceptance executed by Lessee with respect to such Equipment (the "Acceptance Date"). The basic term for each Equipment Group (the "Basic Term") shall commence on the commencement date specified in the related Supplement (the "Commencement Date") and shall continue for a period of twenty-four consecutive months following the Commencement Date. Pursuant to the OBS Rider executed in connection with this Schedule, Lessee shall have the option to extend the Term for an Equipment Group for an additional term of twelve months (each such term, a "Renewal Term"); provided, however, that the total number of Renewal Terms shall not exceed two.

 4. Rent. (a) For the period from the Progress Payment Date (as defined in the Progress Payment Rider) to the Acceptance Date, Lessee agrees to pay as Rent the interest charge set forth in the Progress Payment Rider. With respect to each Equipment Group, for the period from the related Acceptance Date to the related Commencement Date, Lessee shall pay as Rent for the Equipment in such Equipment Group, an amount equal to the product of the Lease Balance for such Equipment Group and the Applicable Rate for the Payment Period ending on the Commencement Date, calculated on the basis of a 360-day year and the actual number of days elapsed. Rent described in this subsection (a) is referred to herein as "Interim Rent." Any unpaid Interim Rent for the Equipment shall be due on the related Commencement Date.

 (b) With respect to each Equipment Group, on each Payment Date during the related Basic Term, Lessee shall pay to Lessor as Rent ("Basic Rent") for the Equipment in such Equipment Group an amount equal to the sum of the Fixed Rent for such Equipment Group and the Variable Rent for such Equipment Group.

 (c) As additional Rent for the Equipment in each Equipment Group, Lessee shall also pay to Lessor (i) on or before each Progress Payment Date, an amount equal to one half of one percent (0.50%) of the aggregate amount of all Progress Payments (as defined in the Progress Payment Rider) made on such Progress Payment Date and (ii) on or before the related Acceptance Date, an amount equal to the excess of (A) one half of one percent (0.50%) of the Original Equipment Cost for all Equipment in such Equipment Group over (B) the aggregate amounts paid by Lessee pursuant to clause (i) in connection with Progress Payments for the Equipment in such Equipment Group.

 (d) All amounts due under this Schedule, including but not limited to Interim Rent and Basic Rent, and all other payments due under the Lease as to which this Schedule is a part shall be paid in lawful money of the United States of America by ACH debit by Lessor pursuant to an ACH authorization form or in immediately available funds to the following account, or to such other account as designated by Lessor to Lessee in writing:

              Clearing Bank:  JP Morgan Chase NYC
              ABA:  021000021
              Beneficiary:  RBS Lombard, Inc. (formerly known as Lombard US
                            Equipment Finance Corporation)
              Account:  323945724
              Lessee: The Pep Boys " Manny, Moe & Jack

 Any payment received after 3:00 p.m. New York time will be deemed received on the next succeeding Business Day.

 (d) If Lessor shall determine (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that (i) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lessor to maintain the Lease as to which this Schedule is a part as a LIBOR based obligation, (ii) LIBOR cannot be determined in accordance with the definition thereof or (iii) LIBOR for any Payment Period will not adequately reflect the costs to Lessor of maintaining the Lease as to which this Schedule is a part for such Payment Period, then, on notice thereof and demand therefor by Lessor to Lessee, the Applicable Rate shall automatically convert into the Base Rate plus the Margin until such time as Lessor shall notify Lessee that Lessor has determined that the circumstances no longer exist. In all other events, the Applicable Rate shall be LIBOR plus the Margin.

 (e) As additional Rent hereunder, Lessee agrees to reimburse Lessor for any increase in the cost to Lessor of, or any reduction in the amount of any sum receivable by Lessor in respect of maintaining the Lease of which this Schedule is a part based upon LIBOR (including, without limitation, any imposition or effectiveness of reserve requirements but excluding any costs resulting from reserve requirements taken into account in the definition of LIBOR) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Lessor shall promptly notify Lessee in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount of Rent required fully to compensate Lessor for such increased cost or reduced amount. Lessee shall pay such additional amounts of Rent directly to Lessor promptly (and, in any event, within three Business Days of receipt of such notice), and such notice shall, in the absence of manifest error, be conclusive and binding on Lessee.

 (f) In the event of (i) the payment or prepayment of any Rent other than on the Payment Date applicable thereto (including as a result of an Event of Default) or (ii) the failure by Lessee to purchase the Equipment on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, Lessee shall compensate Lessor within three Business Days after written demand from Lessor for any loss, cost
or expense attributable to such event.   Such demand notice shall, in the
absence of manifest error, be conclusive and binding on Lessee.

 (g) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lessor or any person controlling Lessor, and Lessor determines that the rate of return on its or such controlling person's capital as a consequence of its making or maintaining the Lease as to which this Schedule is part is reduced to a level below that which Lessor or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lessor to Lessee, Lessee shall immediately pay directly to Lessor, as additional Rent hereunder, additional amounts sufficient to compensate Lessor or such controlling person for such reduction in rate of return. A statement of Lessor as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee. In determining such amount, Lessor may use any method of averaging and attribution that it shall deem applicable.

 5. Representations and Warranties. Lessee represents, covenants and warrants that (a) all of its representations and warranties contained in the Master Lease were accurate and complete as of the date made, remain accurate and complete as of the date of this Schedule and are hereby reaffirmed, (b) it has fully and timely performed, and will continue to fully and timely perform, all of its obligations under the Master Lease and each Lease and (c) no Default or Event of Default has occurred or would result from this Lease.

 6. Interest in Equipment.   For income tax purposes, the parties hereto agree
that it is their mutual intention that Lessee shall be considered the owner of the Equipment and, as such, Lessee shall take depreciation deductions with respect to the Equipment in accordance with Section 168 of the Internal Revenue Code of 1986, as amended.


 7. Riders. The Riders executed in connection with this Schedule are checked below:

             (x) Stipulated Loss Value Rider
             (x) Co-Lessee Rider
             ( ) Early Termination Rider
             ( ) Purchase Option Rider
             ( ) First Amendment Rider
             ( ) TRAC Rider
             (x) OBS Rider
             ( ) Deficiency Addendum Rider
             (x) Progress Payment Rider
             ( ) Rent Adjustment Rider
             ( ) Security Deposit Rider

 8. Article 2A Notice. IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE SUPPLIERS ARE LISTED ON ATTACHMENT 1 TO THE APPLICABLE SUPPLEMENT, (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY
THIRD PARTY, PROVIDED TO LESSOR BY SUPPLIERS, WHICH ARE SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT OR THE RIGHT TO POSSESSION AND USE OF THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIERS AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE MASTER LEASE.

 9. Modifications to Master Lease. Solely with respect to this Schedule and the Lease as to which it is a part, the Master Lease is amended as follows:

 (a) Subdivision (i) of Section 6(c) of the Master Lease is amended and restated as follows: "(i) the Location Stipulated Loss Value as calculated by Lessor" and, for purposes of Section 6 of the Master Lease, "Location Stipulated Loss Value" means the product of the Original Equipment Cost for all Equipment at the location where the damaged or lost Equipment is or was to be located and the applicable percentage factor set forth in the Stipulated Loss Value Rider executed in connection with this Schedule."

 (b) Section 19 of the Master Lease shall not apply to the Lease as to which this Schedule is a part.

 (c) (i) Lessee shall prepare all required tax returns for, and remit to the appropriate agencies, all property taxes required to be paid with respect to each item of Equipment and, upon request of Lessor, shall provide Lessor with evidence of compliance with all statutes and regulations relating thereto.

  (ii) Lessor shall prepare all required tax returns for, and remit to the appropriate agencies, all sales and use taxes required to be paid with respect to each item of Equipment and, Lessee, shall pay to Lessor the amount of any sales and use taxes so paid or to be paid and any costs associated therewith upon receipt of an invoice therefor.

 (d) This Schedule is hereby designated an "OBS 2004 Schedule."

 (e) In Section 3(g) of the Master Lease, the clause "As of the date of each Schedule" is hereby replaced with the clause "As of the date of the related Supplement," and for purposes of this representation, the word "Supplement" shall have the meaning set forth in this Schedule.

 (f) Notwithstanding the last sentence of Section 3(m) of the Master Lease, a portion of the Equipment may be located in Puerto Rico so long as the Soft Costs do not exceed 20% of the greater of (i) the Original Equipment Cost of all Equipment subject to this Schedule and (ii) the aggregate amount of all Progress Payments made with respect to the Equipment subject to this Schedule.

 10. Definitions. The following terms shall have the following meanings for all purposes of the Lease as to which this Schedule is a part:

 "Agency Agreement" shall mean that Agency Agreement dated as of December 27, 2002 between Lessor (as assignee of Lombard US Equipment Finance Division of The Royal Bank of Scotland, plc) and Pep Boys, as amended by Amendment to Agency Agreement dated as of June 23, 2004 and the Second Amendment to Agency Agreement dated as of the date hereof, each among Lessee and Lessor.

 "Applicable Rate" shall mean, with respect to each Payment Period, either (i) LIBOR plus the Margin, or (ii) the Base Rate plus the Margin, whichever is applicable in accordance with the terms hereof.

 "Base Rate" shall mean, for any day, a rate per annum equal to the prime or base rate of interest announced from time to time by The Royal Bank of Scotland plc (or such other reference bank as Lessor may select), which rate of interest may not, in any event, be the lowest rate of interest charged by such bank for extensions of credit. The Base Rate shall change, automatically and without notice, upon each date that such prime or base rate of interest changes.

 "Business Day" shall mean (a) any day on which Lessor is open for business and is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Chicago, Illinois and (b) with respect to determining the LIBOR, which is also a day on which dealings in United States dollars are carried on in the interbank eurodollar market.

 "Fixed Rent" shall mean, for each Equipment Group and each Payment Date, the amount set forth in the Attachment 2 to the related Supplement for such Payment Date.

 "Information" shall mean (i) all information concerning Lessee available to the public as of the day immediately preceding a Funding (as defined below) and
(ii) all non-public information made available by or on behalf of Lessee to Lessor in connection with the Lease on or before the day immediately preceding the date of Funding.

 "Lease Balance" shall mean, with respect to each Equipment Group and as of any date of determination, the excess of (a) the Original Equipment Cost for all of the Equipment in such Equipment Group over (b) the sum of all Fixed Rent for such Equipment Group actually received by Lessor prior to the date of such determination.

 "LIBOR" shall mean, with respect to each Payment Period, a rate of interest equal to: (a) the rate of interest determined by Lessor at which deposits in United States dollars are offered for a one-month period based on information presented on the Telerate Page 3750 as of 11:00 A.M. (London time) on the day that is two Business Days prior to the first day of such Payment Period or, if such Telerate Page 3750 is not available for any reason at such time, the rate that appears on the Reuters Screen LIBO Page on the day that is two Business Days prior to the first day of such Payment Period; provided that if the foregoing sources are unavailable for the relevant Payment Period, such rate shall be the per annum rate of interest determined by Lessor as of two Business Days prior to the first day of such Payment Period from any interest rate reporting service of recognized standing that Lessor shall select as the effective rate at which deposits in immediately available funds in United States dollars are being offered or quoted to major banks in the London interbank market for deposits for a term comparable to such Payment Period, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two Business Days prior to the beginning of such Payment Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) that are required to be maintained by a member bank of the Federal Reserve System, which rate of interest shall be adjusted to the nearest one sixteenth of one percent.

 "Location" shall mean a location of Lessee that is described in Attachment 1 to a Supplement.

 "Margin" shall mean 2.25% per annum.

 "OBS 2004 Schedules" shall mean this Schedule and each other Schedule that is designated as an OBS 2004 Schedule.

 "Payment Date" shall mean, with respect to each Equipment Group, the first Business Day of the month immediately following the Commencement Date and the first Business Day of each consecutive month thereafter.

 "Payment Period" shall mean the period from and including the Acceptance Date to, but excluding, the Commencement Date, the period from and including the Commencement Date to, but excluding, the next immediately succeeding Payment Date and thereafter consecutively, the period from and including each Payment Date to, but excluding, the next immediately succeeding Payment Date; provided, however, that the final Payment Period under this Schedule shall end on, and include, the last day of the Term hereof.

 "Soft Costs" shall mean the Original Equipment Cost of all Equipment located in Puerto Rico.

 "Variable Rent" shall mean, for each Equipment Group and for each Payment Date and the related Payment Period, an amount equal to the product of (a) the Lease Balance for such Equipment Group as of the immediately preceding Payment Date (or with respect to the first payment of Basic Rent, as of the Commencement
Date) and (b) the Applicable Rate for the Payment Period ending on the Payment Date the Variable Rent is due. Variable Rent shall be computed on the basis of a 360-day year and the actual number of days elapsed in such Payment Period and, if not paid on the applicable Payment Date, shall continue to accrue until the date of payment.

 11. Supplements and Fundings.   (a)  The Equipment in an Equipment Group and
location thereof, the Acceptance Date, the Commencement Date and the Fixed Rent for an Equipment Group shall be identified on a supplement executed by Lessee and Lessor, substantially in the form of Exhibit B (each, a "Supplement").
Each Supplement and Equipment Group shall be numbered consecutively beginning
with "1."   Upon final acceptance of an item of Equipment by Lessee, Lessee shall execute a Certificate of Acceptance in the form attached hereto as Exhibit C with respect to such item of Equipment, and such item of Equipment shall be identified in an Equipment Group pursuant to a Supplement; provided, however, unless otherwise agreed to in writing by Lessor, (i) Supplements shall be executed quarterly, (ii) no Supplement shall be executed after March 31, 2005, (iii) no more than one Funding (as defined below) shall occur in any calendar month, (iv) each of the representations and warranties contained in the Lease shall be true and correct as of the date of the applicable Supplement, (v) the Acceptance Date for an Equipment Group shall be on or before the fifth Business Day prior to the last day of a calendar month unless Lessor agrees otherwise, (vi) the aggregate amount of all Fundings shall not exceed $35,000,000, the aggregate amount of all Soft Costs shall not exceed 20% of the aggregate amount of all Fundings and the aggregate amount of Fundings for any audio/video hardware, plasma display, catalog kiosks and UPS replacements shall not exceed $9,000,000, (vii) each Funding shall be for an amount at least equal to $3,000,000 and (vii) no Funding shall occur if (A) a Default or Event of Default shall have occurred, (B) the Information is inaccurate or incomplete in any material respect or (C) there is a material adverse change in the financial condition, operations or business prospects of Lessee. "Funding" means a distribution of proceeds by Lessor to acquire the Equipment pursuant to either the Progress Payment Rider on a Progress Payment Date or a Supplement on an Acceptance Date. In connection with a Funding on an Acceptance Date, Lessee shall provide to Lessor a Payment Authorization Letter in the form attached hereto as Exhibit C.

 (b) Until a Supplement has been executed that identifies an item of Equipment in an Equipment Group, the Stipulated Loss Value for such item of Equipment shall equal the product of the aggregate Progress Payments made with respect to such item of Equipment and 105%.

 (c) Prior to any Funding or any acquisition of equipment pursuant to the Agency Agreement, Lessee shall have received all consents, waivers or other approvals pursuant to or in connection with any agreement or other instrument or pursuant to any law or regulation that are required with respect to such Funding or acquisition. Upon request of Lessor, Lessee shall provide Lessor evidence, in form and substance acceptable to Lessor, that such consents, waiver or other approvals have been received or are not required in connection with such Funding or acquisition.

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

 IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their respective corporate names by their duly authorized officers, all as of the date first written above.



LESSEE:

/S/ THE PEP BOYS-MANNY, MOE & JACK

/S/THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA

/S/PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.

/S/PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.


LESSOR:

/S/RBS LOMBARD, INC.

                                       EXHIBIT A

                                Description of Equipment


1. POINT OF SALE REGISTERS, INCLUDING, BUT NOT LIMITED TO:
   CASH DRAWERS,
   KEYBOARDS,
   PROCESSORS,
   PRINTERS,
   MONITORS,
   CHECK READERS;
   SCANNERS,
   SIGNATURE CAPTURE DEVICES,
   PIN PADS,AND
   CISCO WIRELESS CARDS.

2. POINT OF SALE WORKSTATIONS, INCLUDING, BUT NOT LIMITED TO:
   KEYBOARDS,
   PROCESSORS,
   MONITORS,
   PRINTERS, AND
   SCANNERS.

3. PRINTERS " VARIOUS TYPES

4. HANDHOLD MOBILE SCANNING DEVICES

5. WIRELESS NETWORK ACCESS POINTS

6. NETWORK SERVERS

7. AUDIO/VIDEO HARDWARE (PLASMA TVS).

8. CATALOG KIOSKS.

9. UPS REPLACEMENTS.

                                  SUPPLEMENT NO. 1

This Supplement No. 1 dated as of October 18, 2004 (this "Supplement") is attached to and made a part of Schedule No. 1 dated as of October 18, 2004
(the "Schedule") between THE PEP BOYS"MANNY, MOE & JACK, a Pennsylvania corporation (together with its successors and assigns, "Pep Boys"), THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation (together with its successors and assigns, "Pep Boys of California"), PEP BOYS " MANNY, MOE & JACK OF PUERTO RICO, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Puerto Rico"), and PEP BOYS " MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Delaware"; Pep Boys, Pep Boys of California, Pep Boys of Puerto Rico and Pep Boys of Delaware are referred to herein jointly and severally as "Lessee"), and RBS LOMBARD, INC., a New York corporation (together with its successors and assigns, "Lessor") executed pursuant to the Master Lease Agreement dated as of October 18, 2004 (the "Master Lease") between Lessee and Lessor. The Schedule, including the terms of the Master Lease that are incorporated therein, and all exhibits, riders, supplements (including, without limitation, this Supplement) and attachments thereto are collectively referred to herein as the "Lease." Capitalized terms used in this Supplement and not defined herein shall have the meanings ascribed to such terms in the
Schedule, including the Master Lease incorporated therein.   To the extent the
provisions of the Master Lease or the Schedule conflict with the provisions of this Supplement, the provisions of this Supplement shall control.

 1. The Equipment in Equipment Group No. 1 (the "Equipment Group") is described on the attached Attachment 1, which is incorporated herein by this reference, and leased from Lessor to Lessee pursuant to the terms of the Lease. The aggregate Original Equipment Cost for all of the Equipment in the Equipment Group is $13,300,330.56, of which $0 has been funded by Progress Payments (as defined in the Progress Payment Rider) and $13,300,330.56 is being funded in connection with this Supplement. The Original Equipment Cost for all Equipment at a location is as specified in the attached Attachment 1.

2. The Acceptance Date and Commencement Date for the Equipment Group are as follows:

   Acceptance Date:  October 18, 2004.
   Commencement Date:  November 1, 2004.

3. The Fixed Rent for the Equipment Group and each Payment Date is as set forth in the attached Attachment 2.

4. Lessee represents and warrants that, as of the date hereof, (a) no Default or Event of Default has occurred, (b) the Information is accurate or complete in all material respects, (c) there has been no material adverse change in the financial condition, operations or business prospects of Lessee and (d) all representations and warranties contained in the Master Lease and the Schedule are true and correct in all material respects.

5. This Supplement shall supplement the terms and conditions of the Lease with respect to the Equipment Group.



             [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

   IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed in their respective corporate names by their duly authorized officers, all as of the date first written above.



LESSEE:

/S/ THE PEP BOYS-MANNY, MOE & JACK

/S/THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA

/S/PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.

/S/PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.

LESSOR:

/S/RBS LOMBARD, INC.

OBS RIDER

  EXECUTION COPY



This OBS Rider dated as of October 18, 2004 (this "Rider") is attached to and made a part of Schedule No. 1 dated as of October 18, 2004 (the "Schedule") among THE PEP BOYS"MANNY, MOE & JACK, a Pennsylvania corporation (together with its successors and assigns, "Pep Boys"), THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation (together with its successors and assigns, "Pep Boys of California"), PEP BOYS " MANNY, MOE & JACK OF PUERTO RICO, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Puerto Rico"), and PEP BOYS " MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Delaware"; Pep Boys, Pep Boys of California, Pep Boys of Puerto Rico and Pep Boys of Delaware are referred to herein jointly and severally as "Lessee"), and RBS LOMBARD, INC., a New York corporation (together with its successors and assigns, "Lessor") executed pursuant to the Master Lease Agreement dated as of October 18, 2004 (the "Master Lease") between Lessee and Lessor. Capitalized terms used in this Rider and not defined herein shall have the meanings ascribed to such terms in the Schedule, including the Master Lease incorporated therein. To the extent the provisions of the Master Lease or the Schedule conflict with the provisions of this Rider, the provisions of this Rider shall control.


1. End of Basic Term Options. Notwithstanding anything in the Master Lease to the contrary, on the Scheduled Expiration Date (as defined below) of the Basic Term of an Equipment Group, with respect to all (but not less than all) of the Equipment (such term is used herein as defined in the Schedule) in such Equipment Group, Lessee shall (i) return the Equipment or (ii) purchase the Equipment or (iii) extend the Term of the Schedule, in each case upon the following terms and conditions, provided that no Default or Event of Default has occurred at any time prior to the date such option is effectuated.

2. Return of Equipment. (a) If Lessee elects to return the Equipment in an Equipment Group pursuant to Section 1 or Section 4, Lessee shall return all (and not less than all) of the Equipment in such Equipment Group on the Scheduled Expiration Date of the Basic Term or the Renewal Term, as applicable, for such Equipment Group in accordance with the provisions of the Master Lease and this Rider.

(b) Lessee shall use reasonable efforts to attempt to sell the Equipment in the related Equipment Group to a third party at its then fair market value. Lessee shall, and Lessor may, solicit from unrelated third parties cash bids for the Equipment in the related Equipment Group on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"), which bids shall be for an amount equal to the fair market value of such Equipment (as determined by Lessor in its reasonable opinion). Lessee shall promptly certify to Lessor any bids received by Lessee, which shall include the amount of such bid and name and address of the bidder. Lessor shall have the right, in its sole discretion, to approve or disapprove of all bids received.

(c) Provided that all conditions to sale hereunder have been satisfied, (i) on the Scheduled Expiration Date, Lessor shall sell the Equipment in the related Equipment Group on an AS IS BASIS for cash to the highest bidder, (ii) on or prior to the Scheduled Expiration Date, Lessee shall pay an amount (the "Deficiency Amount") equal to the lesser of (A) the excess, if any, of the Aggregate Residual Risk Amount (as defined in the attached Exhibit A, which is incorporated herein by this reference) for such Equipment Group over the Net Proceeds (as defined below) for such Equipment Group and (B) the Lessee's Residual Risk Amount (as defined in the attached Exhibit A) for such Equipment Group and (iii) if the Net Proceeds received by Lessor exceed the Aggregate Residual Risk Amount, Lessor shall pay such excess to Lessee from Net Proceeds received by Lessor.

(d) As used herein, "Net Proceeds" shall mean, with respect to an Equipment Group, the gross selling price actually received by Lessor for all of the Equipment in such Equipment Group less the sum of (i) all expenses incurred by Lessor in connection with the sale, (ii) all other amounts accrued and unpaid under the Lease and (iii) all applicable sales or other transfer taxes payable by Lessor.

(e) Notwithstanding the foregoing, if, based upon the highest bid certified by Lessee to Lessor, the Net Proceeds for an Equipment Group would be less than the Lessor's Residual Risk Amount (as defined in the attached Exhibit A) for such Equipment Group, if Lessor has not received the amounts, if any, payable by Lessee under this Section 2 or if no bids are acceptable to Lessor, Lessor may elect by written notice to Lessee, at any time prior to the Scheduled Expiration Date, not to sell the Equipment in such Equipment Group. In that event, on the Scheduled Expiration Date, Lessee shall (i) return the Equipment in such Equipment Group in accordance with the provisions of the Master Lease and this Rider and (ii) pay to Lessor a Deficiency Amount equal to the Lessee's Residual Risk Amount for such Equipment Group plus (A) all expenses incurred by Lessor in connection with any sale of such Equipment, (B) all other amounts accrued and unpaid under the Lease and (C) all applicable sales or other transfer taxes payable by Lessor.

(f) Notwithstanding any election of Lessee under this Section 2, the provisions of the Lease shall continue in full force and effect until the return of all (but not less than all) of the Equipment and the payment to Lessor of any Deficiency Amount, as provided herein, and the gross selling price from the highest bidder.

3. Purchase of Equipment. (a) If Lessee elects to purchase the Equipment in an Equipment Group pursuant to Section 1 or Section 4 on the Scheduled Expiration Date, Lessee shall purchase all (and not less than all) of the Equipment in such Equipment Group on an AS IS BASIS at a price equal to the Aggregate Residual Risk Amount (the "Purchase Price"), together with all taxes and charges upon sale and all other amounts accrued and unpaid under the Lease. Such amounts shall be paid to Lessor in immediately available funds on the Scheduled Expiration Date.

(b) Notwithstanding any election of Lessee to purchase the Equipment in an Equipment Group, the provisions of the Lease shall continue in full force and effect until the passage of ownership of all of the Equipment upon the date of purchase. Upon the purchase of all of the Equipment in such Equipment Group and receipt by Lessor of the Purchase Price, together with all taxes and charges upon sale and all other amounts accrued and unpaid under the Lease, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in the Equipment in such Equipment Group, and at Lessee's expense, shall execute and deliver a bill of sale as reasonably may be required to convey any interest of Lessor in and to the Equipment in such Equipment Group. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the Equipment so purchased or as to any other matters.

4. Renewal. (a) If Lessee elects to extend the Term for an Equipment Group pursuant to Section 1 at the expiration of the Basic Term of such Equipment Group or pursuant to this Section 4 at the expiration of any Renewal Term for such Equipment Group, the Lease shall be extended for an additional term of 12 months (each such term, a "Renewal Term"); provided, however, that the total number of Renewal Terms shall not exceed 2 (the "Maximum Renewal Terms) and the final Renewal Term possible within the Maximum Renewal Terms shall be referred to herein as the "Final Renewal Term." Monthly installment Rent payable during each Renewal Term shall equal Basic Rent and shall be payable as provided in the Lease.

(b) Notwithstanding anything in the Master Lease to the contrary, on the Scheduled Expiration Date of each Renewal Term other than the Final Renewal Term, with respect to all (and not less than all) of the Equipment in the related Equipment Group, Lessee shall (i) return the Equipment in such Equipment Group in accordance with Section 2 of this Rider, (ii) purchase the Equipment in such Equipment Group in accordance with Section 3 of this Rider, or (iii) extend the Term for such Equipment Group in accordance with this
Section 4, provided that no Default or Event of Default has occurred at any time prior to the date such option is effectuated.

(c) Notwithstanding anything in the Master Lease to the contrary, on the Scheduled Expiration Date of the Final Renewal Term, with respect to all (and not less than all) of the Equipment in the related Equipment Group, Lessee shall (i) return the Equipment in such Equipment Group in accordance with
Section 2 of this Rider, or (ii) purchase the Equipment in such Equipment Group in accordance with Section 3 of this Rider, provided that no Default or Event of Default has occurred at any time prior to the date such option is effectuated.

5. Notice. At least 90 days but not more than 150 days prior to the scheduled expiration date of the Basic Term or the respective Renewal Term, as applicable, for an Equipment Group (the "Scheduled Expiration Date"), Lessee shall deliver to Lessor a written notice of its election of the options specified in Section 1 or Section 4, as applicable. If Lessee fails to provide such notice within such time frame, then, without further action, Lessee automatically shall be deemed to have elected to extend the Term for such Equipment Group for an additional Renewal Term; provided, however, that if the Term is in the Final Renewal Term for such Equipment Group and Lessee fails to provide such notice within such time frame, then, without further action, Lessee automatically shall be deemed to have elected to purchase all (and not less than all) of the Equipment in such Equipment Group in accordance with
Section 3. Notwithstanding anything to the contrary in the Schedule, the option Lessee elects (or is deemed to have elected) in connection with the expiration of the Basic Term, any Renewal Term or term of the Earliest Group (as defined below) shall, without any further notice, consent or other action whatsoever, be deemed to have been elected by Lessee with respect to all (and not less than all) of the Equipment in each Equipment Group covered by the Schedule and shall be effective for all purposes of the Schedule as if elected (or deemed elected) pursuant to this Rider. "Earliest Group" means the Equipment Group or any OBS 2004 Schedule (or any equipment group thereunder) with the earliest Acceptance Date. In addition, Lessee's election under this Rider with respect to the Earliest Group, whether deemed or actual, shall, without any further notice, consent or other action whatsoever, be deemed to have been elected by Lessee with respect to all (and not less than all) of the equipment covered by an OBS 2004 Schedule.

6. Additional Return Provisions. In addition to, and not in limitation of, the provisions of the Master Lease, the following provisions shall apply to any return of Equipment:

(a) Lessee agrees that the Equipment, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted. Upon return, the Equipment will be immediately able to perform its required tasks and will be operable by a third party without need for repair and be within manufacturer's design performance characteristics and tolerances. If, in the opinion of Lessor, the Equipment fails to meet the foregoing standards, Lessee agrees to pay on demand all costs and expenses incurred in connection with repairing the Equipment and placing it in such conditions.

(b) On or before the Scheduled Expiration Date, Lessee agrees to provide Lessor proof in writing from a manufacturer's representative or qualified technical service representative that the Equipment has passed performance tests within manufacturer's specifications and has been certified for continued maintenance.

(c) On or before the Scheduled Expiration Date, Lessee shall have removed any and all passwords, including, but not limited to BIOS passwords, that would prevent Lessor from testing or operating the Equipment. Lessor shall not be responsible for, and will be held harmless by Lessee from, any proprietary information left on the hard drive by Lessee.

(d) On or before the Scheduled Expiration Date, Lessee shall return to Lessor all software provided by the manufacturer (including any subsequent microcode changes made to the software), including all diskettes, tapes and CD-ROMs.

(e) On or before the Scheduled Expiration Date, Lessee shall also return all electrical wire or cable that is part of or has been made a part of the Equipment.

(f) On or before the Scheduled Expiration Date, Lessee shall ensure that all software licenses have been returned and made transferable.

(g) On or before the Scheduled Expiration Date, Lessee shall provide all keys for cash drawers, tills and registers and label each with respect to function and serial number of the corresponding machine.

(h) On or before the Scheduled Expiration Date, Lessee shall also ensure that all monitors, displays and videos are returned with no "burn-in" or "screen-burn".

7. Execution in Counterparts. This Rider may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document.


              [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this OBS Rider to be executed in their respective corporate names by their duly authorized officers, all as of the date first written above.

LESSEE:

/S/ THE PEP BOYS-MANNY, MOE & JACK

/S/THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA

/S/PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.

/S/PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.


LESSOR:

/S/RBS LOMBARD, INC.

                                       EXHIBIT A

                               TABLE OF RESIDUAL AMOUNTS


The "Lessee's Residual Risk Amount," the "Lessor's Residual Risk Amount" and the "Aggregate Residual Risk Amount" means the product of (a) the aggregate Original Equipment Cost for all Equipment and (b) the applicable percentage set forth in the following table:


                                    Lessee's Residual Risk    Lessor's Residual Risk    Aggregate Residual Risk
                End of Year                 Amount                    Amount                   Amount
                ------------        ----------------------    ----------------------    -----------------------

                     2                        44.58%                   12.92%                    57.50%

                     3                        28.77%                    7.48%                    36.25%

                     4                         9.33%                    5.67%                    15.00%



                              STIPULATED LOSS VALUE RIDER

                                    EXECUTION COPY



This Stipulated Loss Value Rider dated as of October 18, 2004 (this "Rider") is attached to and made a part of Schedule No. 1 dated as of October 18, 2004 (the "Schedule") among THE PEP BOYS"MANNY, MOE & JACK, a Pennsylvania corporation (together with its successors and assigns, "Pep Boys"), THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA, a California corporation (together with its successors and assigns, "Pep Boys of California"), PEP BOYS " MANNY, MOE & JACK OF PUERTO RICO, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Puerto Rico"), and PEP BOYS " MANNY, MOE & JACK OF DELAWARE, INC., a Delaware corporation (together with its successors and assigns, "Pep Boys of Delaware"; Pep Boys, Pep Boys of California, Pep Boys of Puerto Rico and Pep Boys of Delaware are referred to herein jointly and severally as "Lessee"), and RBS LOMBARD, INC., a New York corporation (together with its successors and assigns, "Lessor") executed pursuant to the Master Lease Agreement dated as of October 18, 2004 (the "Master Lease") between Lessee and Lessor. Capitalized terms used in this Rider and not defined herein shall have the meanings ascribed to such terms in the Schedule, including the Master Lease
incorporated therein.   To the extent the provisions of the Master Lease or the
Schedule conflict with the provisions of this Rider, the provisions of this Rider shall control.

The Stipulated Loss Value for the Equipment covered by the Schedule shall equal the product of the Original Equipment Cost for the Equipment and the percentage factor set forth in the following table corresponding to the rental payment number with which payment of the Stipulated Loss Value and Basic Rent is due. The first rental payment number for each Equipment Group shall commence on the first Payment Date for such Equipment Group.



      Rental         Percent of Original    Rental         Percent of Original     Rental        Percent of Original
      Payment             Equipment         Payment            Equipment           Payment           Equipment
      Number                Cost            Number               Cost              Number               Cost
     ---------       -------------------   ---------      ---------------------   ---------     ---------------------

         0                      105.00%         17                     74.90%          34                     44.79%

         1                      103.23          18                     73.13           35                     43.02

         2                      101.46          19                     71.35           36                     41.25

         3                       99.69          20                     69.58           37                     39.48

         4                       97.92          21                     67.81           38                     37.71

         5                       96.15          22                     66.04           39                     35.94

         6                       94.38          23                     64.27           40                     34.17

         7                       92.60          24                     62.50           41                     32.40

         8                       90.83          25                     60.73           42                     30.63

         9                       89.06          26                     58.96           43                     28.85

        10                       87.29          27                     57.19           44                     27.08

        11                       85.52          28                     55.42           45                     25.31

        12                       83.75          29                     53.65           46                     23.54

        13                       81.98          30                     51.88           47                     21.77

        14                       80.21          31                     50.10           48                     20.00

        15                       78.44          32                     48.33

        16                       76.67          33                     46.56



This Rider may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document.


            [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have caused this Stipulated Loss Value Rider to be executed in their respective corporate names by their duly authorized officers, all as of the date first written above.


LESSEE:

/S/ THE PEP BOYS-MANNY, MOE & JACK

/S/THE PEP BOYS MANNY MOE & JACK OF CALIFORNIA

/S/PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC.

/S/PEP BOYS - MANNY, MOE & JACK OF PUERTO RICO, INC.


LESSOR:

/S/RBS LOMBARD, INC